AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT to the Distribution Agreement dated March 31, 2020 (the “Agreement”) by and among ETF Series Solutions (the “Trust”), a Delaware statutory trust, Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company, and with respect to Articles 5 and 7 of the original Agreement, Little Harbor Advisors, LLC (the “Adviser,” and collectively with the Trust and Distributor, the “Parties”) is entered into by and among the Parties to the Agreement.

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Agreement incorporates by reference the terms of a Distribution Agreement among the Parties dated March 28, 2018 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the series of the Trust set forth in Schedule A to the Original Agreement, and incorporated by reference into the Agreement, as previously amended in an Amendment to the Agreement dated May 16, to remove the LHA Market State U.S. Tactical ETF and add the LHA Market State Tactical Beta ETF to Schedule A; and

WHEREAS, Section 13 of the Original Agreement, and incorporated by reference into the Agreement, allows for its amendment by a written instrument executed by all Parties.

NOW, THEREFORE, the Parties agree as follows:

Schedule A of the Original Agreement is replaced with the attached Schedule A.

This amendment will become effective upon the commencement of operations of the LHA Market State Tactical Beta ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/ Michael D. Barolsky	By: /s/ Teresa Cowan
Name: Michael D. Barolsky	Name: Teresa Cowan
Title: Vice President & Secretary	Title: Vice President
Date: 7/1/2020	Date: 07.01.2020

LITTLE HARBOR ADVISORS, LLC

By: /s/ John Hassett
Name: John Hassett
Title: President
Date: 7-1-10

SCHEDULE A

List of Funds

LHA Market State Alpha Seeker ETF

LHA Market State Tactical Beta ETF